SERVICE AGREEMENT

                                      Among

                    INTEGRAMED PHARMACEUTICAL SERVICES, INC.,

                                 IVPCARE, INC.,

                                       And

                            INTEGRAMED AMERICA, INC.

         THIS SERVICE AGREEMENT ("Agreement"), dated January 16, 2002, is made and entered into by and among IntegraMed Pharmaceutical Services, Inc., a Texas corporation with a place of business at One Manhattanville Road, Purchase, New York 10577 ("IPSI"), ivpcare, Inc., a Texas corporation with its principal place of business at 7164 Technology Drive, Suite 100 Frisco, Texas 75034 ("IVP"), and IntegraMed America, Inc., a Delaware corporation with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("IntegraMed"). Each of IPSI, IVP and IntegraMed is individually referred to herein as a "Party" and collectively referred to as "Parties."

                                    RECITALS

         0.1 WHEREAS, IVP is a licenced pharmacy specializing in dispensing ingestable, injectable, and infusion drugs, pharmaceuticals, and products related to the treatment of human infertility, pursuant to the prescription of a duly licensed and authorized physician ("Pharmaceutical Products"), to end-user patients ("Customers");

         0.2 WHEREAS, IntegraMed has developed, and may develop in the future, relationships, affiliations and associations with certain infertility medical practices, as set forth on Exhibit 0.2 attached hereto, as may be amended from time to time (such existing and any future medical practice and associated infertility medical practices shall hereinafter be referred to collectively as the "Medical Practices");

         0.3 WHEREAS, IPSI, a wholly-owned subsidiary of IntegraMed, arranges for the retail distribution of Pharmaceutical Products and educational materials to Customers of the Medical Practices ("Pharmaceutical Services");

         0.4 WHEREAS, IPSI, IVP and IntegraMed are parties to a management agreement dated effective as of April 21, 1999 (the "Prior Agreement");

         0.5 WHEREAS, the Parties desire to amend and restate the Prior Agreement effective as of the Effective Date provided for herein;

         0.6 WHEREAS, IntegraMed will, through a variety of marketing communications, management, and patient education efforts, introduce Customers of the Medical Practices to the availability and benefits of the Pharmaceutical Services and educational programs offered by IPSI (the "Marketing Services"), in recognition that on-going communciations with the Medical Practices will facilitate greater penetration and utilization of the Pharmaceutical Services by the Customers of the Medical Practices; it being specifically understood that IntegraMed's efforts shall not be the sole marketing efforts to the Medical Practices, but shall be in addition to certain sales efforts made by IVP pursuant to Section 3.1.7.

         0.7 WHEREAS, IntegraMed desires to cause IPSI to engage IVP to provide administrative, business, and pharmacy services as are necessary and appropriate for IPSI to provide Pharmaceutical Services to Customers of the Medical Practices (the "Services"); and

         0.8 WHEREAS, IVP agrees to provide the Services under the terms and conditions set forth herein;

         0.9 NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations set forth herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

                  1.1.1 "Cost of Operations" shall mean a monthly fee paid by IPSI to IVP on the first day of each month for the items described in
         Section 2.1 below. Cost of Operations shall equal that percentage of the Net Revenues of IPSI realized or accrued during the immediately preceding month as set forth on Exhibit 1.1.1 attached hereto, as may be amended from time to time.

                  1.1.2 "Cost of Pharmaceutical Products" shall mean the cost of Pharmaceutical Products sold on behalf of IPSI to Customers of Medical Practices and shall equal IVP's wholesale cost for such Pharmaceutical Products, as set forth on Exhibit 1.1.2 attached hereto, as may be amended from time to time.

                  1.1.3 "Collections" shall mean all payments actually received by IVP from the distribution of Pharmaceutical Products to Customers of the Medical Practices and the provision of Pharmaceutical Services hereunder.

                  1.1.4 "Cycle Kit" shall mean the packaging format and patient education materials that IVP supplies to Customers under the trade name "Cycle Kit(TM)."

                  1.1.5   "Direct   Costs"   shall  mean  the  cost  of  outside
         accountants and attorneys who provide services directly to IPSI.

                  1.1.6 "Employees" shall mean such accounting, nursing, pharmacy, secretarial, receptionist, and billing and collections personnel necessary for IVP to provide Pharmaceutical Services on behalf of IPSI. Such Employees may be employees exclusively of IVP, or may be independent contractors or leased employees.

                  1.1.7 "Fiscal Year" shall mean the 12-month period beginning January 1 and ending December 31 of each year.

                  1.1.8  "GAAP"  shall  mean   generally   accepted   accounting
         principles applied to public companies in the United States.

                  1.1.9 "JOB" shall mean the Joint  Operating Board described in
         Section 5.1 below.

                  1.1.10 "Month" shall mean a calendar month.

                  1.1.11 "Net Revenues" shall mean gross revenues that are earned and recorded in accordance with GAAP less contractual sales discounts.

                  1.1.12 "Receivables" shall mean and include all rights to payment for Pharmaceutical Products sold, including without limitation, accounts, receivables, contract rights, chattel paper, documents, instruments and other evidence of Customer indebtedness to IVP, policies and certificates of insurance relating to any of the foregoing, and all rights to payment, reimbursement or settlement of insurance or other medical benefit payments assigned to IVP by patients pursuant to any Preferred Provider, HMO, capitated payment agreements or other agreements between IVP and a payer, recorded each month (net of adjustments).

                                   ARTICLE 2

                               COST OF OPERATIONS

         2.1 OPERATIONS. Operations shall include, and the fee defined as Costs of Operations in Section 1.1.1 hereof shall reimburse, cover, and fully compensate IVP for the following costs and expenses:

                  2.1.1 Salaries, fringe benefits, payroll taxes, and other costs of employing or retaining Employees to provide the Services, as defined in Section 0.7 hereof;

                  2.1.2 Any sales and use taxes assessed against IVP related to provision of the Services ;

                  2.1.3 Professional and regulatory licensure fees;

                  2.1.4 Insurance premiums that are paid with respect to the insurance delineated in Article 11 below.

                  2.1.5 Such other costs and expenses actually incurred by IVP reasonably necessary for the provision of the Services.

         2.2 Notwithstanding anything to the contrary contained herein, Cost of Operations shall not include the following:

                  2.2.1 Direct Costs;

                  2.2.2 The Service Fee;

                  2.2.3 Any federal or state income or franchise taxes of IPSI or IVP; or

                  2.2.4 Cost of Pharmaceutical Products.

                                    ARTICLE 3

                       DUTIES AND RESPONSIBILITIES OF IVP

         3.1 SERVICES AND ADMINISTRATION. IVP agrees to provide the Services delineated in this Section 3.1, all of which shall be fully compensated by and included in the Cost of Operations, applicable Sales Force Intervention Fee and the Service Fee, if any.

                  3.1.1 IPSI hereby appoints IVP as IPSI'S sole and exclusive agent and administrator to distribute Pharmaceutical Products to Customers of the Medical Practices and grants IVP all the necessary authority to carry out its duties and responsibilities pursuant to the terms of this Agreement.

                  3.1.2 IVP shall bill patients and collect fees for Pharmaceutical Products supplied to Customers of the Medical Practices. Pursuant to Section 7.1, IPSI will purchase the Receivables arising from Pharmaceutical Products supplied to Customers of the Medical Practices and IPSI hereby appoints IVP during the Term of this Agreement to be its true and lawful attorney-in-fact, for the following purposes: (a) to collect the Receivables; (b) to receive payments from insurance companies, prepayments received from health care plans, and all other third-party payors; (c) to open in the name of IPSI such savings, checking, and other accounts at such financial institutions as IVP deems appropriate; (d) to take possession of and endorse in the name of IPSI any notes, checks, money orders, and other instruments received in payment of the Receivables (e) to deposit, in such account(s) as IPSI shall designate, all such payments received; and (f) with the consent of IPSI, not to be unreasonably withheld, to initiate the institution of legal proceedings in the name of IPSI, to collect any accounts and monies owed to IPSI, to enforce the rights of IPSI as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors.

                  3.1.3 IVP shall supervise and maintain (on behalf of IPSI) all files and records relating to accounting and billing records, and collection records. Prescription records shall at all times be and remain the property of IVP and be readily accessible to IPSI. IVP's maintenance of all files and records shall comply with all applicable state and federal laws and regulations, including, without limitation, those pertaining to confidentiality of patient records. The records relating to patients shall be expressly deemed confidential and shall not be made available to any third party except in compliance with all applicable laws, rules, and regulations. IVP may utilize such records in order to provide the services hereunder, to perform billing functions, and to prepare for the defense of any lawsuit in which those records may be relevant. The obligation to maintain the confidentiality of such records shall survive termination of this Agreement. IPSI shall have unrestricted access to all of such records at all times and such right shall survive any termination of this Agreement.

                  3.1.4 IVP shall maintain all reasonably necessary management, administrative, supervisory, nursing, pharmacy, clerical, accounting and bookkeeping employees necessary to provide, and IVP shall provide, quality and competent pharmacy services to Customers of the Medical Practices on behalf of IPSI. IVP shall provide such computer services, printing, postage and duplication services, and any other necessary or appropriate administrative services reasonably necessary for the provision of Pharmaceutical Services to Customers of the Medical Practices. IVP shall have the responsibility for hiring, supervising, promoting, reprimanding, suspending, and/or reinstating and terminating its employees consistent with IVP's policies and procedures.

                  3.1.5 IVP shall arrange for such legal and accounting services as may be reasonably required in the ordinary course of providing the Pharmaceutical Services; provided, however, that IVP shall have no authority to arrange for any legal or accounting services to the extent that the interests of IVP and IPSI in the matter in question shall be adverse. IVP will maintain all bookkeeping services necessary to support the Pharmaceutical Services made available to Customers of the Medical Practices, including, without limitation, maintenance, custody, and supervision of all business records, papers, documents, ledgers, journals and reports, and the preparation, distribution, and recordation of all bills and statements for services rendered by IPSI, including the billing and completion of reports and forms required by insurance companies, governmental agencies, or other third-party payors.

                  3.1.6 IVP shall open appropriate bank accounts in the name of IPSI and shall deposit the proceeds of all Capitalization Loans and all Purchased Receivables Collections in such bank accounts and pay Costs of Operations, Costs of Pharmaceutical Products, Direct Costs, the Service Fee, if any, taxes, the repayment of Capitalization Loans, and the distribution of Net Profits from such bank accounts.

                  3.1.7 In connection with any Pharmaceutical Products sold to Customers of the Medical Practices, IVP shall provide CycleTriage, CycleTrack, CycleKits and any patient educational materials in the same manner as it provides such to Customers purchasing Pharmaceutical Products directly from IVP. Monthly sales call report documentation shall be provided to IPSI and IntegraMed.

                  3.1.8 IVP (a) shall purchase and maintain in its inventory, sufficient Pharmaceutical Products as may be necessary from time to time to provide Pharmaceutical Services to Customers of the Medical Practices in a timely fashion; provided, however, a minimal inventory, not to exceed the dollar amount set forth on Exhibit 3.1.8 shall be maintained by IVP at all time during the Term of this Agreement; (b) shall invoice IPSI, at the Cost of Pharmaceutical Products, for such Pharmaceutical Products as are necessary to fill the orders of Customers of the Medical Practices; and (c) shall distribute such Pharmaceutical Products to Customers of the Medical Practices in accordance with all applicable laws and regulations and as prescribed by physicians associated with the Medical Practices. Cost of Pharmaceutical Products shall be paid by IPSI to IVP under the following schedule: Pharmaceutical Products shipped to Customers of Medical Practices during the first 15 days of a month shall be paid for on the 25th day of such month; Pharmaceutical Products shipped to Customers of the Medical Practice during the 16th day through the end of the month shall be paid on the 10th day of the immediately succeeding month.

         3.2 FINANCIAL PLANNING AND GOALS. IVP shall prepare an annual capital and operating budget for IPSI reflecting the anticipated revenues and expenses. IVP shall present the budget to the JOB for its approval at least 30 days prior to the commencement of the Fiscal Year. If the JOB does not agree on the budget or any aspect thereof for any Fiscal Year, the budget for the preceding Fiscal Year shall serve as the budget until such time as a budget is approved.

         3.3      FINANCIAL STATEMENTS.
                  --------------------

                  3.3.1 IVP shall arrange for the preparation of, and within 30 days following the end of each Fiscal Year shall present to IPSI, (a) a balance sheet, dated as of the last day of such Fiscal Year; (b) a cash flow statement showing the cash flows for the month and for the entire Fiscal Year then concluded; and (c) a statement showing the income and expenses of IPSI for the month and for the entire Fiscal Year then concluded. At the election of IntegraMed, expressed in writing to IVP at least 90 days prior to the end of a Fiscal Year, the financial statements referred to in this Section 3.4 shall be audited by PriceWaterhouseCoopers or other independent certified public account approved by the JOB. IVP's failure to present annual financial statements to IPSI in accordance with this Section 3.4.1 within 45 days following the end of the Fiscal Year shall be deemed a material breach subject to Section 9.1.2 below.

                  3.3.2 IVP shall prepare, and within six days following the end of each month shall present to IPSI, (a) an unaudited balance sheet, dated as of the last day of such month; (b) a cash flow statement showing the cash flow for the month and for the Fiscal Year to date; and (c) a statement showing the income and expenses of IPSI for such month and for the Fiscal Year to date.

         3.4 INVENTORY AND SUPPLIES. IVP shall order and purchase inventory and supplies, other than Pharmaceutical Products governed by Section 3.1.8 of this Agreement, and such other materials that are reasonably requested by IPSI to enable IPSI'S Pharmaceutical Services to be conducted in a cost-effective manner.

                                    ARTICLE 4

               DUTIES AND RESPONSIBILITIES OF INTEGRAMED AND IPSI


         4.1 PARTICIPATION IN MANAGEMENT. IPSI, while delegating to IVP the fulfillment of Pharmaceutical Services to Customers of the Medical Practices through this Agreement, shall nonetheless actively participate in the management of IVP's fulfillment of Pharmaceutical Services to Customers of the Medical Practices through its participation in the JOB. IntegraMed, as the sole shareholder of IPSI, shall participate in the supervision of IPSI through (a) its election of its representative to the JOB; and (b) its review, supervision, and/or audit of the Services provided under this Agreement. IntegraMed hereby agrees that all compensation, expenses, and travel costs for its officers, directors, employees, and consultants, shall be paid by IntegraMed.

         4.2 COOPERATION WITH IVP. IPSI and IntegraMed agree that during the Term of this Agreement, they will use their best efforts to cause their officers and employees to execute such documents, agreements, notifications, and consents and take such steps reasonably necessary to assist IVP in providing its Services under this Agreement and in billing and collecting for Pharmaceutical Products sold.

         4.3 SALES AND MARKETING. IntegraMed shall provide marketing services on behalf of IPSI in the form of Customer education concerning the availability of the Pharmacuetical Products and training Medical Practice personnel on the availabilty of the Pharmaceutical Products. IntegraMed shall prepare an annual sales and marketing plan for IPSI detailing its anticipated activities in such regard. IntegraMed shall present the plan to the JOB for its approval at least 45 days prior to the commencement of the Fiscal Year. If the JOB does not agree on the plan or any aspect thereof for any Fiscal Year, the plan, or portion of the plan in disagreement, for the preceding Fiscal Year shall serve as the plan until such time as a plan is the subject of agreement. Monthly marketing activity documentation will be provided to IVP by IPSI and IntegraMed.

         4.4 ADDITIONAL COVENANTS OF IPSI AND INTEGRAMED. IPSI hereby covenants that, during the Term of this Agreement, it will not do any of the following:
(a) except with the consent of the JOB, enter into any line of business other than the sale of Pharmaceutical Products and Pharmaceutical Services pursuant to this Agreement; (b) incur any indebtedness except as contemplated in this Agreement; or (c) merge, consolidate, liquidate, or sell all or substantially all of its assets. IntegraMed hereby covenants that, during the Term of this Agreement, it will not sell, assign, convey, or transfer its stock in IPSI. Either of IPSI'S or IntegraMed's breach of this Section 4.4 shall be deemed a material breach subject to Section 9.1.2 below.


                                    ARTICLE 5

                        JOINT DUTIES AND RESPONSIBILITIES

         5.1 FORMATION AND OPERATION OF JOINT OPERATIONS BOARD. IVP and IntegraMed shall establish a Joint Operations Board ("JOB"), which shall be responsible for developing management and administrative policies for the overall provision of the Services by IVP and IntegraMed hereunder. IntegraMed and IVP shall each be entitled to elect two members to the JOB, provided, however, that each party shall be allowed only one vote on each matter submitted to the JOB for its vote. The representatives of IntegraMed and IVP on the JOB shall be either directors or executive officers of their respective parties.

         5.2 DUTIES AND RESPONSIBILITIES OF THE JOB. The JOB shall have the following duties and responsibilities:


                  5.2.1 ANNUAL BUDGETS AND MARKETING PLANS. All annual capital and operation budgets prepared by IVP, and all sales, marketing, advertising, and promotions plans prepared by IntegraMed, shall be subject to the review, amendment, approval, and/or disapproval of the JOB. Approval shall not be unreasonably withheld.

                  5.2.2 CAPITALIZATION LOANS. The JOB shall have the sole power to authorize and direct Capitalization Loans.

                  5.2.3 STRATEGIC PLANNING. The JOB shall develop long-term strategic plans, from time to time.


                  5.2.4 RETAIL PRICING POLICIES. The JOB shall establish retail pricing policies.


                  5.2.5 PROVIDER CONTRACT. The JOB shall have veto authority over all managed care, PPO, HMO, Medicare risk and other provider contracts.

                                    ARTICLE 6

                                      FEES

         6.1 IVP's FEES. IVP shall be paid the following for Services rendered pursuant to this Agreement:


                  6.1.1 The monthly fee which represents Cost of Operations, as defined in Section 1.1 and Exhibit 1.1.1;

                  6.1.2 A Service Fee, accrued and paid monthly, but reconciled to IPSI'S annual results of operations, equal to 50% of the net income before tax (determined in accordance with GAAP and without reference to the Service Fee), provided, however, that at any time during which Capitalization Loans are outstanding, payment (but not accrual) of the Service Fee shall be limited to Net Available Cash of IPSI. "Net Available Cash" of IPSI shall mean the amount resulting from (a) all Collections and other income actually received during the preceding month; less the sum of (b) all Costs of Pharmaceutical Products; (c) all Cost of Operations for such month; (d) Direct Costs for such month;
         (e) the payment of interest and the repayment, if any, of the current principal portion of all Capitalization Loans during such month; and
         (f) a reserve, in an amount determined by the JOB, for anticipated expenses, capital needs, or contingencies of IPSI and for the payment of all applicable income, franchise, property, and payroll taxes of IPSI for such month (calculated after deduction of expenses of the Service Fee); and

                  6.1.3 A Sales Force Intervention Fee equal to 3% or 1%, as applicable, of Revenues.

         6.2 PRIORITY OF PAYMENTS. IVP, IntegraMed, and IPSI hereby covenant that all payments from accounts of IPSI shall be paid by IPSI to IVP and IntegraMed in the following order of priority: (a) the payment of Costs of Pharmaceutical Products; (b) the payment of Costs of Operations; (c) the payment of Direct Costs; (d) the payment or reserve for payment of interest accrued on Capitalization Loans to IVP and IntegraMed (or other lender), pari passu; (e) the payment or reserve for payment of the current portion of the Capitalization Loans to IVP and IntegraMed (or other lender), pari passu; and (f) the payment of the Service Fee to IVP and the payment of dividends to IntegraMed (not to exceed the amount of the Service Fee) pari passu.

                                    ARTICLE 7

                      NET REVENUES AND ACCOUNTS RECEIVABLE

         7.1 The parties agree that IVP in providing the Services hereunder shall have no risk for Collections resulting from Net Revenues hereunder. In that connection, on or before the 20th business day of each month, IVP shall reconcile the Receivables arising from the sale of Pharmaceutical Products to Customers of the Medical Practices during the previous calendar month. Subject to the terms and conditions of this Agreement, IVP hereby sells and assigns to IPSI as absolute owner, and IPSI hereby purchases from IVP the Receivables, at their face amount, hereafter owned by or arising in favor of IVP on or before the 20th business day of each month. All Receivables are sold on a without recourse basis. IVP shall transfer or pay such amount of funds to IPSI equal to the Receivables less Compensation due IVP pursuant to Section 6.1. IVP shall cooperate with IPSI and execute all necessary documents in connection with the purchase and assignment of such Receivables to IPSI or at IPSI's option, to its lender.

         7.2 As part of the Services rendered hereunder, IVP shall collect the Receivables on behalf of IPSI in accordance with policies and procedures established from time to time by IPSI. All collections in respect of such Receivables shall be deposited in a bank account at a bank designated by IPSI. To the extent IVP comes into possession of any payments in respect of such Receivables, IVP shall direct such payments to IPSI for deposit in bank accounts designated by IPSI.

         7.3 No Medicare or Medicaid Receivables due to IVP shall be purchased by IPSI hereunder.

                                    ARTICLE 8

                    EXCLUSIVE SERVICE RIGHT, TERM AND RENEWAL

         8.1 IPSI grants IVP the exclusive right to provide the Pharmaceutical Services on behalf of IPSI during the Term of this Agreement.

         8.2 The term of this Agreement shall begin on January 1, 2002 (the "Effective Date") and shall expire on April 21, 2009 (unless this Agreement is renewed from time to time as provided in this Section 8.2) or on any earlier date if this Agreement is terminated pursuant to Article 9 below (the Effective Date through the date of final expiration or termination shall be referred to as the "Term of this Agreement"). This Agreement may be renewed by either party, if within the period of 180 days prior to the date of expiration, one party gives notice to the other of its intention to continue this Agreement under the same terms and conditions as set forth herein or under such different terms and conditions as particularly set forth in the written notice and further providing that the other party has 30 days from the date of notice to accept, reject, or modify the offer. If within 30 days the other party does not respond or by written notice accepts, this Agreement shall continue for an additional 10 years under the terms and conditions as provided in the notice. In the event the offer is not accepted, the parties agree to negotiate, in good faith, a renewal of this Agreement.

                                    ARTICLE 9

                          TERMINATION OF THE AGREEMENT

         9.1 TERMINATION. This Agreement may be terminated by any party to this Agreement in the event of the following, provided, however, that no party having the right to terminate this Agreement shall be obligated to exercise such right:

                  9.1.1 INSOLVENCY. If a receiver, liquidator, or trustee of any party shall be appointed by court order, or a petition to reorganize shall be filed against any party under any bankruptcy, reorganization, or insolvency law, and shall not be dismissed within 90 days, or if any party shall file a voluntary petition in bankruptcy or make assignment for the benefit of creditors, then either of the other parties may terminate this Agreement upon 10 days prior written notice to the other parties.

                  9.1.2 MATERIAL BREACH. If any party shall materially breach its obligations hereunder, then either of the other parties may terminate this Agreement by providing 30 days prior written notice to the breaching party detailing the nature of the breach, provided that the breaching party shall not have cured the breach within such 30-day period, or, with respect to breaches that are not curable within such 30-day period, shall not have commenced to cure such breach within such 30-day period and thereafter shall not have cured the breach with the exercise of due diligence. It shall be a material breach for IVP to provide the Services in a manner inconsistent with the generally prevailing standard of care in the delivery of pharmacy services to Customers, or to provide the Services in a commercially unreasonable manner or in a manner that wastes or destroys the assets or reputation of IPSI. IntegraMed and/or IPSI shall have the burden of proving that IVP has failed to provide the Services in a commercially reasonable manner or has destroyed the assets or reputation of IPSI in an arbitration proceeding or court of competent jurisdiction.

                  9.1.3 ILLEGALITY. Any party may terminate this Agreement immediately upon receipt of notification by any local, state, or federal agency or court of competent jurisdiction that the conduct contemplated by this Agreement is forbidden by law; except that this Agreement shall not terminate during such period of time as to any party that contests such notification in good faith and the conduct contemplated by this Agreement is allowed to continue during such contest. If any governing regulatory agency asserts that the services provided by any party under this Agreement are unlawful and such assertion is not contested by such party (or if contested, the agency's assertion is found to be correct by a court of competent jurisdiction and no appeal is taken, or if any appeals are taken and the same are unsuccessful), this Agreement shall thereupon terminate with the same force as if such termination date was the date originally specified in this Agreement as the date of final expiration of the terms of this Agreement. Notwithstanding this paragraph, the parties acknowledge that this Agreement serves the interests of all of the parties. For these reasons, the parties agree to make such amendments to this Agreement as are necessary to conform to the opinions, reviews, and/or orders of regulatory and/or administrative agencies of any jurisdiction, such as to preserve the legality of this Agreement, provided that such are not to the material financial detriment of any party.

                  9.1.4 TERMINATION UPON LOSS OF LICENSE. IPSI may terminate this Agreement upon 10 days prior written notice to IVP should IVP's license to practice pharmacy, in any jurisdiction where Pharmaceutical Services are provided to Customers of Medical Practices, is suspended, revoked, or not renewed. Any loss, revocation, or failure to renew licenses of IVP shall be deemed a material breach of this Agreement by the party or parties whose negligence, fault, or failure to provide necessary information is the primary cause of such loss, revocation, or non-renewal.

                  9.1.5 TERMINATION UPON UNPROFITABILITY. In the event that, at any time following the date nine months from the Effective Date of this Agreement, IPSI does not have net income determined in accordance with GAAP for any period of six consecutive months, then any party may terminate this Agreement upon 30 days prior written notice to the other parties.

                  9.1.6 Terminations pursuant to Sections 9.1.1 through 9.1.5 shall be deemed termination for cause ("Termination for Cause"), and shall be made by delivering a termination notice, detailing the reasons therefor, to the non-terminating party, and providing the opportunity to cure under the provisions of Section 9.1.2 above. for any other reason shall be deemed termination without cause ("Termination without Cause").

                                   ARTICLE 10

                             RIGHTS UPON TERMINATION

         10.1 If this Agreement is Terminated for Cause by IPSI or IntegraMed, then:


                  10.1.1 The provisions of Articles 11 and 12.1 shall be of no force and effect.

                  10.1.2 The license granted by Article 13 shall cease, and IPSI shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

         10.2     If this Agreement is Terminated for Cause by IVP, then:

                  10.2.1 The provisions of Articles 11 and 12.2 shall be of no force and effect.

                  10.2.2 The license granted by Article 13 shall cease, and IPSI shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

         10.3 If this Agreement is Terminated without Cause by any party, then:

                  10.3.1 If IVP is the non-terminating party, then (a) the provisions of Section 12.1 shall continue to apply for the periods specified therein; and (b) the license granted by Article 13 shall cease, and IPSI shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

                  10.3.2 If IPSI and IntegraMed are the non-terminating parties, then (a) the provisions of Section 12.2 shall continue to apply for the periods specified therein; and (b) the license granted by Article 13 shall cease, and IPSI shall cease to use any such Tradename and cease to utilize any written materials, for delivery to Customers of Pharmaceutical Products, supplied by IVP.

                  10.3.3 The terminating party shall bear any (a) accounting and bookkeeping; and (b) severance/vacation costs associated with any employees which directly result from the termination.

         10.4 In the event that this Agreement is terminated for any reason, then IVP shall cease dispensing Pharmaceutical Products to Customers of IPSI as of the date of notice of termination, and IVP and IPSI covenant to utilize their best efforts, for a period 90 days prior to the termination date and 30 days thereafter, or, if the required notice of termination be only 30 days, then for the notice period and 90 days post-termination, to fully cooperate so as to effect a transition of the Services to IPSI, IntegraMed or their designee, the collection of all Receivable earned as of the termination date and the payment of all trade and accounts payable as of the termination date (the "Transition Period"). For any services provided by IVP during a Transition Period that extend beyond the termination date, IVP shall be paid a reasonable fee to be agreed upon between the IVP and IPSI, but in no event shall such amount be less than the Cost of Operations and Service Fee, if any, that would have been earned by IVP during the Transition Period had the Agreement not so terminated.


                                   ARTICLE 11

                                    INSURANCE

         11.1 IVP, at its own cost, shall secure and carry insurance, covering itself and its employees providing services under this Agreement in the minimum amount of $1 million per incident, $3 million in the aggregate, for professional negligence and general liability. Such insurance shall name IPSI and IntegraMed as additional named insureds. IVP shall also carry a policy of public liability and property damage insurance with respect to the Facilities under which the insurer agrees to indemnify IPSI and IntegraMed, subject to ordinary deductibles, against all cost, expense, and/or liability arising out of or based upon any and all claims, accidents, injuries, and damages customarily included within the coverage of such policies of insurance available for IVP. The minimum limits of liability of such insurance shall be $1 million combined single limit covering bodily injury and property damage. IPSI and IntegraMed shall be additional named insureds under the terms of such insurance coverages. A certificate of insurance evidencing such policies shall be presented to IPSI within 30 days after the execution of this Agreement. Failure to provide such certificate(s) with such period shall constitute a material breach by IVP hereunder subject to the procedures of Section 9.1.2 above.

         11.2 IVP shall provide IPSI with written notice, at least 10 days in advance of the effective date, of any reduction, cancellation or termination of the insurance required to be carried by each hereunder.

                                   ARTICLE 12

                      NON-SOLICITATION AND NON-COMPETITION

         12.1 During the Term of this Agreement, and for a period of two years after the termination thereof (except as provided in Section 10 above), neither IntegraMed nor IPSI shall, either individually or through an affiliate, (a) enter into any agreement with another independent person or entity, other than IVP, to provide services substantially similar to the Services required under this Agreement; (b) market or sell any pharmaceuticals to any end-user patients except through IPSI during the Term of this Agreement; or (c) employ or solicit for employment any employee of IVP, or contact any employee of IVP for the purpose of encouraging such employee to leave the employment of IVP.

         12.2 During the Term of this Agreement, and for a period of two years after the termination thereof (except as provided in Section 10 above), IVP shall not, either individually or through an affiliate, (a) market or sell any Pharmaceutical Products to any patients or Customers of the Medical Practices except through IPSI (and subject to the terms of this Agreement), provided, however, that this prohibition shall not apply to the Medical Practices identified on Exhibit 12.2 attached hereto who had Customers that had purchased Pharmaceutical Products from IVP prior to the Effective Date of this Agreement; or (b) employ or solicit for employment any Employee of IPSI (other than Employees who are employees of or shared employees with IVP or independent contractors), IntegraMed, or their affiliates ("IPSI Employees"), or contact any IPSI Employees for the purpose of encouraging such employees to leave their employment.

                                   ARTICLE 13

                      Licenses and Confidential Information

          13.1 GRANT OF LICENSE. During the Term of this Agreement, IVP hereby grants to IPSI a nonexclusive, personal, nonassignable, nontransferable, royalty-free license to use the "Cycle Kit" tradename ("Tradename") in IPSI'S business. IPSI hereby acknowledges IVP's exclusive ownership of the Tradename.

         13.2 TRADE SECRETS, PROPRIETARY AND CONFIDENTIAL INFORMATION. IPSI hereby acknowledges that it shall have access to and become familiar with certain management information systems, trade secrets, and proprietary and confidential information of IVP, as described and scheduled on Exhibit 13.2 ("Confidential Information"). IPSI hereby acknowledges IVP's exclusive ownership of Confidential Information and agrees not to use or disclose such Confidential Information without the prior written consent of IVP, which consent may be withheld by IVP in its sole and absolute discretion. IPSI shall not photocopy or otherwise duplicate any Confidential Information of another party without the prior express written consent of the such other party except as is required to perform services under this Agreement. All such Confidential Information shall remain the exclusive property of IVP and shall be returned to the proprietor immediately upon any termination of this Agreement.

                                   ARTICLE 14

                                  MISCELLANEOUS

         14.1 FURTHER ASSURANCES. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

         14.2 PRIOR AGREEMENTS; AMENDMENTS. This Agreement and the accompanying exhibits represent the entire agreement and understanding of the parties hereto and supersedes the Prior Agreement, any other prior agreements and understandings between the parties as to the subject matter covered hereunder, and this Agreement may not be amended, altered, changed or terminated orally. No amendment, alteration, change or attempted waiver of any of the provisions hereof shall be binding without the written consent of all parties, and such amendment, alteration, change, termination or waiver shall in no way affect the other terms and conditions of this Agreement, which in all other respects shall remain in full force.

         14.3 ASSIGNMENT; BINDING EFFECT. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of all of the parties, and any attempted assignment without such consent shall be void and of no force and effect. Subject to such limitations on assignment, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties' respective heirs, legal representatives, successors and permitted assigns.

         14.4 WAIVER OF BREACH. The failure to insist upon strict compliance with any of the terms, covenants or conditions herein shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

         14.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement or any breach thereof, shall be determined by binding arbitration in Washington, D.C. (hereinafter "Arbitration"). The party seeking determination shall subject any such dispute, claim or controversy to the American Arbitration Association, Washington, D.C., and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. In reaching a decision, the arbitrators shall have no authority to change or modify any provision of this Agreement, including any liquidated damages provision. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Any application to compel Arbitration, confirm, or vacate an arbitral award or otherwise enforce this Section shall be brought only in the Courts of the States of New York or Texas or the United States District Courts for the Southern District of New York or the Northern District of Texas, to whose jurisdiction for such purposes IPSI, IntegraMed, and IVP hereby irrevocably consent and submit.

         14.6 SEPARABILITY. If any portion of the provisions hereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those in which it is held invalid or unenforceable, shall not be affected thereby, and each portion or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law, but only to the extent the same continues to reflect fairly the intent and understanding of the parties expressed by this Agreement take as a whole.

         14.7 HEADINGS. Section and paragraph headings are not part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

         14.8 NOTICES. Any notice hereunder shall have been deemed to have been given only if in writing and either delivered in hand or sent by registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other commercial expedited delivery service, with all postage and delivery charges prepaid, to the addresses set forth below:

                  14.8.1            If for IPSI:

                                    Gerardo Canet, President & CEO
                                    IntegraMed Pharmaceutical Services, Inc.
                                    One Manhattanville Road
                                    Purchase, NY 10577-2100

                  14.8.2            If for IVP:

                                    Von L. Best, President & CEO
                                    ivpcare, inc.
                                    7164 Technology Drive, Suite 100
                                    Frisco, TX 75034

14.8.3            If for IntegraMed:

                                    Gerardo Canet, President & CEO
                                    IntegraMed America Inc.
                                    One Manhattanville Road
                                    Purchase, NY 10577-2100

         Either party hereto, by like notice to the other parties, may designate such other address or addresses to which notice must be sent.

         14.9     INDEMNIFICATION.
                  ---------------

                  14.9.1 IVP agrees to indemnify and hold harmless IPSI and IntegraMed, their shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees and costs) arising out of or in connection with any act or failure to act by IVP related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 14.9.1 shall survive termination of this Agreement.

                  14.9.2 IPSI and IntegraMed each agree to indemnify and hold harmless IVP, its shareholders, directors, officers, employees and servants from any suits, claims, actions, losses, liabilities or expenses (including reasonable attorney's fees and costs) arising out of or in connection with any act or failure to act by IPSI or IntegraMed related to the performance of its duties and responsibilities under this Agreement. The obligations contained in this Section 14.9.2 shall survive termination of this Agreement.

                  14.9.3 In the event of any claims or suits in which IVP, IntegraMed, and/or IPSI and/or their directors, officers, employees and servants are named, each of IVP, IntegraMed, and IPSI for their respective directors, officers, employees agree to cooperate in the defense of such suit or claim; such cooperation shall include, by way of example but not limitation, meeting with defense counsel (to be selected by the respective party hereto), the production of any documents in his/her possession for review, response to subpoenas and the coordination of any individual defense with counsel for the respective parties hereto. The respective party shall, as soon as practicable, deliver to the other copies of any summonses, complaints, suit letters, subpoenas or legal papers of any kind, served upon such party, for which such party seeks indemnification hereunder. This obligation to cooperate in the defense of any such claims or suits shall survive the termination, for whatever reason. of this Agreement.

                  14.9.3 Promptly after the receipt by IPSI or IntegraMed of notice of any claim or commencement of any action or proceeding subject to indemnification delineated in Section 14.9.1 ("asserted liability"), IPSI or IntegraMed, as the case may be, will demand such indemnification from IVP and proffer the defense to IVP. IVP may thereafter, at its option, assume such defense at its own expense and by its own counsel. IVP shall provide written notice to IPSI or IntegraMed, as the case may be, within 20 days, of its assumption or declination of such defense. If IVP shall undertake to compromise any asserted liability, it shall promptly notify IPSI or IntegraMed, as the case may be, of its intention to do so and IPSI or IntegraMed, as the case may be, agrees to cooperate fully and promptly with IVP and its counsel in the compromise and defense of any asserted liability. IVP shall not enter into any non-monetary settlement hereunder without the prior written consent of IPSI or IntegraMed, as the case may be. Notwithstanding the foregoing, IPSI or IntegraMed, as the case may be, shall have the right to participate in the compromise or defense of any asserted liability with its own counsel and at its own expense.

                  14.9.4 Promptly after the receipt by IVP of notice of any claim or commencement of any action or proceeding subject to indemnification delineated in Section 14.9.2 ("asserted liability"), IVP will demand such indemnification from IPSI or IntegraMed, as the case may be, and proffer the defense to such party. Such party may thereafter, at its option, assume such defense at its own expense and by its own counsel. Such party shall provide written notice to IVP, within 20 days, of its assumption or declination of such defense. If IPSI or IntegraMed, as the case may be, shall undertake to compromise any asserted liability, it shall promptly notify the IVP of its intention to do so and IVP agrees to cooperate fully and promptly with IVP and its counsel in the compromise and defense of any asserted liability. Neither IPSI nor IntegraMed shall enter into any non-monetary settlement hereunder without the prior written consent of IVP. Notwithstanding the foregoing, IVP shall have the right to participate in the compromise or defense of any asserted liability with its own counsel and at its own expense.

         14.10 CONSTRUCTION. Each party and its counsel have participated fully in the review and revision of this Agreement. In construing this Agreement, it shall be deemed to have been drafted jointly.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

IVPCARE, INC.

By:/s/ Von L. Best
  ------------------------------------------------------------
       Von L. Best, President and CEO


INTEGRAMED PHARMACEUTICAL SERVICES, INC.

By:/s/  Gerardo Canet
  ---------------------------------------------------
        Gerardo Canet, President and CEO


INTEGRAMED AMERICA, INC.

By:/s/   Gerardo Canet
  ---------------------------------------------------
         Gerardo Canet, President and CEO